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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated February 15, 2005 on the financial statements of Siouxland Ethanol, LLC as of September 30, 2004 and the related statements of operations, changes in members' equity, and cash flows for the period ended September 30, 2004 in the Pre-Effective Amendment No. 3 to Form SB-2 Registration Statement of Siouxland Ethanol, LLC dated on or about July 22, 2005 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.

                              /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

                                                 Certified Public Accountants

Minneapolis, Minnesota
July 22, 2005